COMMERCIAL LEASE

This Lease is made between Alan Pitts & Mikaela Allmand ("Lessor"),
and Hard Rock Solutions, LLC ("Tenant")
Tenant hereby offers to lease from Lessor the real property located in the County of Jones, State of Texas.
With a common address of 3018 FM 3034 Abilene, Texas 79601, (the "Real Property"), upon the following terms and conditions. (This document shall hereafter be referred to as the "Lease").

TERMS AND CONDITIONS

1. **Term and Rent.**

Lessor leases to Tenant the above Real Property for a term of three (3) year(s), commencing September 1, 2018, and terminating on August 31, 2021, as provided herein at the monthly base rental of eight thousand thirty-three Dollars ($8033.00) per month and additional rent in the form of prorate Property Taxes three hundred nine dollars and twenty-five cents ($309.25), totaling eight thousand three hundred forty-two dollars and twenty-five cents ($8,342.25) (hereafter shall be referred to as "total rent") payable in equal installments before or on the first (1st) day of each month for that month's total rent, during the term of this Lease.

All rental payments shall be deposited in immediately available funds by Direct Deposit, wire transfer or by check, payable to Lessor:

Abilene Teachers Federal Credit Union
3849 Antilley Road
Abilene, Texas 79606

Account Number: 64846009 Routing Number: 311376533

Security Deposit of $8,000.00 due upon the execution of this lease in immediately available funds. First and last month's total rent equaling sixteen thousand six hundred eighty-four dollars and fifty cents ($16,684.50) is due upon September 1 ,2018.

Grace period:
There is a five (5) day grace period for monthly payments. If payment is late there will be a fee of 5% equaling the amount of four hundred dollars ($400.00) due in addition total rent of eight thousand three hundred forty-two dollars and twenty-five cents ($8342.25) per month.

Security Deposit:
Upon signing of this lease the Tenant shall give the amount of eight thousand Dollars ($8,000.00) as a security deposit to be used in the event of a default by the tenant of the obligations under the lease, including, but not limited to: (a) for the payment of any Rent, (b) for the payment of any other amount that Lessor may spend or become obligated to spend by reason of such default by Tenant, and (c) for any other loss or damages that Lessor may suffer by reason of such default by Tenant. If any portion of the Security Deposit is so used or applied, Tenant will, upon demand by Lessor, deposit with Lessor cash in an amount sufficient to restore the Security Deposit fully. At the end of this Lease, if no Event of Default exists, Lessor will return to Tenant the remaining portion of the Security Deposit within thirty (30) days after the date Lessor receives possession of the Premises in accordance with the provisions of this Lease. The Security Deposit may be commingled with Lessor's other funds, and no interest will be paid on it. If Lessor transfers its interest in the Premises, then Lessor may assign the Security Deposit to the transferee and thereafter Lessor will have no further liability or obligation for the return of the

Security Deposit. Tenant waives the provisions of any Laws, whether now or in the future in effect, or common law rule, to the contrary of this clause.

Taxes and Insurance:

a) Property Taxes: Tenant is responsible for Real Property Taxes and will pay a monthly prorated amount based off the 2018 years amounts, being three hundred nine dollars and twenty-five cents ($309.25), in addition to the monthly base rental of eight thousand thirty-three Dollars ($8033.00) per month. If taxes amount increases, Lessor shall provide Tenant with written notice of any such receipt with appropriate documentation. Tenant will pay adjusted amount within a 15 day notice given by Lessor. If the amount should decrease, the balance paid, will be applied to the following years taxes or refunded at end of term, if applicable. Lessor agrees with Tenant that each party shall cooperate to protest Property Taxes where available to reduce the costs where applicable.

b) Personal Property Taxes: Tenant will pay directly all taxes charged against trade fixtures, furnishings, equipment, inventory or any other personal property belonging to Tenant. Tenant will use its best efforts to have personal property taxed separately from the Premises. If any of Tenant's personal property is taxed with the Premises, Lessor shall provide Tenant with written notice of any such receipt with appropriate documentation. Tenant will pay Lessor the taxes for such personal property within a 15 day notice given by Lessor.

c) Personal Property Insurance: Tenant at Tenant's expense and discretion can obtain Personal Property Insurance, covering leasehold improvements paid for by Tenant and Tenant's personal property and fixtures from time to time in, on, or at the Premises, in an amount not less than 100% of the full replacement cost, without deduction for depreciation, providing protection against events protected under "All Risk Coverage." If Tenant chooses not to acquire Personal Property Insurance, Tenant will indemnify and hold harmless Lessor for any and all damage(s) and or loss(es) that could have been covered and recovered through a Personal Property Insurance policy.

d) Building Insurance: Tenant is responsible for providing property insurance against the Real Property by acquiring its own insurance for the Real Property (the "Building Insurance"). Minimum coverage on the current structures will be no less than five hundred thousand dollars ($500,000.00), policy will include cosmetic damage, wind and hail, and will be subject to periodic increases reasonably specified by Lessor based on increased liability awards, recommendations of Lessor's professional insurance advisers, and other relevant factors. in addition, Lessor will be named as Mortgagee.

e) General Liability Insurance: Tenant at Tenant's expense, shall maintain General Liability Insurance of at least one million dollars' ($1,000,000.00) worth of liability coverage per occurrence, in addition, Lessor will be named as Additional Insured. Tenant shall provide Lessor with a Certificate of Insurance showing Lessor as additional insured. The Certificate shall provide for a ten-day written notice to Lessor in the event of cancellation or material change of coverage.

f) Tenant will deliver to Lessor an insurance company certificate, for Building Insurance, General Liability Insurance and any other policies placed on the Real Property, on or before the commencement date of the lease, September 1, 2018. Tenant will maintain the insurance required by herein and not less than thirty (30) days prior to the expiration or termination of any such insurance, Tenant will deliver to Lessor renewal certificates therefor. Tenant will provide Lessor with copies of the policies promptly upon request from time to time.

g) If Tenant at any time fails, neglects or refuses to insure the building and improvements or to keep general liability insurance for the Leased Premises as hereinabove provided, then Lessor may, at its election, terminate this lease or procure or renew such insurance. Tenant shall reimburse Lessor for any amounts paid therefor by Lessor no later than the first day of the next calendar month after any such payment.

h) Waiver of Subrogation: Lessor and Tenant agree that with respect to any property loss which is covered by insurance then being carried by Lessor or Tenant, respectively, the party carrying such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss, and they further agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.

2. Use.

Tenant shall use and occupy the Real Property for the commercial purpose of Manufacturing and Repair of Oil Field Tools. Tenant will not, nor will allow employees and or its affiliates use the Real Property in any other manner than stated above, including but not limited to personal housing purpose. Tenant agrees to abide by any and all rules and regulations from the State of Texas and, if applicable, the Texas Railroad Commission pertaining to Tenants Business activities.

Lessor makes no guarantee that property is suitable for Tenants intended use.

Chemicals:

All chemicals used by Tenant or employees, specific but not limited to Tenants trade, will be properly disposed of and will not be disposed of or dumped on real property, including gasoline and oil. No chemicals, under any circumstances, will be permitted in the office areas. Tenant will be held liable for any improper disposal or dumping of any hazards substance, including disposal of chemicals into septic system, according to the rules and regulations set under the TCEQ (Texas Commission on Environmental Quality.)

Hazardous Materials. Tenant shall not keep on the Premises any item of a dangerous, flammable, or explosive character that might unreasonably increase the danger of fire or explosion on the Premises, or that might be considered hazardous or extra hazardous by any responsible insurance company.
Lessor shall not be liable for any damage or injury, including death, to Tenant, Tenants employee's or patrons, or any other person, or to any property, occurring on the Real Property or any part thereof, and Tenant agrees to indemnify and hold Lessor harmless from any claims for damages, no matter how caused.

3. Care and Maintenance of Real Property.

a. Tenant accepts the Real Property in **"AS IS"** condition. Tenant shall, at his own expense and at all times, maintain the Real Property in good and safe condition, including but, not limited too all electrical, plumbing, heating and A/C and any other system or equipment upon the Real Property and shall surrender the same, at termination hereof, in as good condition as received, reasonable wear and tear excluded. Tenant shall be responsible for all repairs required; excluding the roof and exterior walls, and structural foundations. However, if damage is caused by Tenant, Tenant's employee's and or any and all affiliates of the Tenant, invited or not invited, to be on the Real Property, Tenant will be responsible for all repairs to the roof and exterior walls, and structural foundations or any other part of the Real Property damage or harmed thereof. Tenant shall also maintain in good condition such portions adjacent to the Real Property, such as sidewalks, driveways, lawns and shrubbery.

b. Lessor, at its own expense, shall maintain the roof and the structure of the Real Property in good condition and, to that end, shall make, at its own expense, all replacements and repairs, structural or otherwise, as may be necessary to keep the roof and structure of the Real Property in good repair and condition. Lessor shall make any repairs or replacements necessitated by defects in the original construction of the Real Property until the first seven months of the lease term has passed, begin: September 1, 2018- March 31th, 2019, after which, Tenant at Tenants expense shall maintain the original construction of the property.

MAINTENANCE, REPAIR, AND RULES:

Tenant will, at its sole expense, keep and maintain the Premises and appurtenances in good and sanitary condition and repair during the term of the original Lease Agreement and. Without limiting the generality of the foregoing, Tenant shall:

A. Not obstruct the driveways, sidewalks, courts, entry ways, stairs and/or halls, which shall be used for the purposes of ingress and egress only;

B. Keep all windows, glass, window coverings, doors, locks and hardware in good, clean order and repair;

C. Not obstruct or cover the windows or doors;

D. Not leave windows or doors in an open position during any inclement weather;

E. Not cause or permit any locks or hooks to be placed upon any door or window without the prior written consent of Lessor;

F. Keep all air conditioning filters clean and free from dirt; filters must be changed every 30 days.

G. Keep all lavatories, sinks, toilets, showers and all other water and plumbing apparatus in good order and repair and shall use same only for the purposes for which they were constructed. Tenant shall not allow any sweepings, rubbish, sand, rags, ashes or other substances to be thrown or deposited therein. Any damage to any such apparatus and the cost of clearing stopped plumbing resulting from misuse shall be borne by Tenant;

H. Deposit all trash, garbage, rubbish or refuse in proper disposal locations and shall not allow any trash, garbage, rubbish or refuse to be deposited or permitted to stand on the interior and exterior of any building or on or around Real Property.

I. Tenant must have weekly trash service. Burning of trash is **NOT** permitted on the real property.

J. NO SMOKING is allowed in ANY PORTION of Buildings. All trash related to smoking must be disposed of properly.

K. NO PETS ALLOWED IN ANY PORTION OF BUILDING OR PROPERTY.

Pest Control:
Tenant, at Tenants expense, will maintain the premises free of pest such as but not limited to rodents, roaches, etc.

4. Provisions.
The following conditions shall apply:
(1) The Tenant shall lease from Lessor all of the Real Property;
(2) This Lease shall be junior and subordinate to any and all deeds of trust which relate to the Real Property.

5. Alterations.
Tenant shall not, without first obtaining the written consent of Lessor which shall not be unreasonably withheld, make any alternations, additions, or improvements, in, to or about the Real Property. Tenant shall have the obligation to conduct any construction or remodeling (at Tenant's expense) that may be required for tenant to use the Premises for its business specialized needs. Tenant may also construct such fixtures on the Premises (at Tenant's expense) that appropriately facilitate the use for such purpose. Such construction shall be undertaken, and such fixtures may be erected only with the proper written consent of the Lessor and any applicable permits, if required. Tenant shall not install awnings or advertisements on any part of Premises without Lessor written consent. All alterations or improvements that are affixed stay with the Real Property and become part of the Real Property. Tenant may not change locks to any doors or gates on the Real Property without written consent from the lessor. Codes must be emailed and texted to lessor and keys must be sent to lessor via overnight mail in the advent that any access points have been given permission to be changed. Tenant, at its sole cost and expense, shall have the right to construct and place signage outside the Real Property, upon approval of the Lessor; provided, however that all such signage must be permitted by all applicable laws, rules and regulations.

6. Ordinances and Statutes.
Tenant shall comply with all statutes, ordinances, regulations, covenants, conditions and requirements of all municipal, state and federal authorities (including owner's association and similar entities) now in force, or which may hereafter be in force, pertaining to the Real Property, occasioned by or affecting the use thereof by Tenant.

7. Assignment and Subletting.
Tenant shall not assign this Lease or amendments or sublet any portion of the Real Property without the prior written consent of Lessor. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, Lessor may terminate this Lease.

8. Utilities.
All applications and connections for necessary utility services on the Real Property shall be made in the name of Tenant only. Tenant will be solely liable for utility charges as they become due, including but not limited to those for sewer, water, gas, electricity, and telephone services. Any utility connections constructed to provide service to real property will remain with property.

9. **Lessor Entry**

a) Inspection: Tenant shall permit Lessor or Lessor's agents (and/or Lessor's lenders and/or their agents and representatives) to enter upon the Real Property during business hours with at least 24 hour written notice, for the purpose of inspecting.

b) Remodeling: Lessor retains Right of Access for remodeling and construction purposes during the term of the lease, if it does not interfere with Tenant's regular business activities.

10. Possession.

Tenant obtains possession upon commencement date of this agreement. If Lessor is unable to deliver possession of the Real Property at the commencement hereof, Lessor shall not be liable for any damage caused thereby. If Lessor is unable to deliver possession of the real property within 30 days of the commencement of the lease date, then the lease will terminate and both parties will be relinquished of their obligations and duties herein, whereupon, Lessor shall be required to refund Tenant any amounts paid by Tenant in full within 48 hours.

11. Indemnification

a. Tenant agrees to indemnify and hold Lessor harmless from and against any and all liability, damage, expense, causes of action, suits, claims or judgments arising from injury to person or property which may arise from Tenants failure to comply with its obligations under this Lease, or are caused by the gross negligence or willful misconduct of the Tenant, its officers, employees, agents.

b. Lessor agrees to indemnify and hold Tenant harmless from and against any and all liability, damage, expense, causes of action, suits, claims or judgments arising from injury to person or property which may arise from Lessor's failure to comply with its obligations under this Lease, or are caused by the gross negligence or willful misconduct of the Lessor, its officers, employees, agents or prior tenants.

12. Eminent Domain.

If the Real Property or any part thereof or any estate therein, or any other part of the building materially affecting Tenant's use of the Real Property, shall be taken by eminent domain, this Lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Tenant. Tenant shall not be entitled to any part of the award for such taking or any payment in lieu thereof.

13. Lessor's Remedies on Default.

If Tenant defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, with the exception that Tenant provides proper Insurance Certificates on the commencement date of the lease, September 1, 2018 . Lessor may elect to give Tenant notice of such default and if Tenant does not cure any such default ten (10), after the giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Tenant does not commence such curing within such five (5) days and thereafter proceed with reasonable diligence and good faith to cure such default), then Lessor may terminate this Lease and all rights of Lessor under this Lease by such written notice. If it so terminates on the date specified in such notice the term of this Lease shall terminate, and Tenant shall then quit and surrender the Real Property to Lessor, but Tenant shall remain liable as hereinafter provided. If this Lease shall have been

so terminated by Lessor, Lessor may at any time thereafter resume possession of the Real Property by any lawful means and remove Tenant or other occupants and their effects. No failure to enforce any term shall be deemed a waiver. No act of Lessor shall be construed as terminating this Lease except written notice given by Lessor to Tenant advising Tenant that Lessor elects to terminate the Lease. In the event Lessor elects to terminate this Lease, Lessor may recover from Tenant: (a) The amount at the time of award of any unpaid rent that had been earned at the time of termination of the Lease; (b) The amount at the time of award of the amount by which the unpaid rent that would have been earned after termination of the Lease until the time of award exceeds the amount of rental loss that Tenant proves could have been reasonably avoided, divide by 2; (c) The amount at the time of award of the amount by which the unpaid rent for the balance of the term of this lease after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, divide by 2; and (d) Any other amount necessary to compensate Lessor for all detrimental proximately caused by Tenant's failure to perform its obligations under this Lease. The term "rent" as used in this Lease shall mean Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease.

14. Waiver.
No failure of Lessor to enforce any term hereof shall be deemed to be a waiver.

15. Notices.
Any notice which either party may or is required to give, shall be given by certified mailing, postage prepaid, to Tenant at the Real Property (or at the address indicated below), posted on the gate or a door on a building of the real property, or Lessor at the address specified below, or at such other places as may be designated by the parties from time to time.

16. Heirs, Assigns, Successors.
This Lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest.

17. Subordination.
This Lease is and shall be subordinated to all existing and future liens, mortgages, deeds of trust, ground leases, hypothecations, security devices and encumbrances ("Security Instruments") against the Real Property now or hereafter placed upon the Real Property, to any and all advances made under any of said Security Instruments. Tenant covenants and agrees to execute and deliver, upon demand, those instruments reasonably necessary to affect such subordination. Self-executing: The agreements contained in this Paragraph shall be effective without the execution of any further documents; the power given herein is coupled with an interest and is irrevocable. Provided, that upon written request from a Lender or Lessor in connection with a sale, financing or refinancing of the Premises, Tenant and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or other relevant terms provided for herein.

18. **Counterparts.** This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

19. **Covenant of Quiet Enjoyment.** Provided Tenant is not in default of any of the terms and conditions of this Lease, Lessor covenants and warrants that Tenant shall have quiet, peaceable possession and enjoyment of the Real Property for the term hereof.

20. Time of Essence.
Time is of the essence in the performance of this Agreement.

21. Entire Agreement; Supersedes Previous Agreements

This Agreement contains the entire agreement and understanding of the parties hereto with respect to the matters covered herein and supersede all prior or contemporaneous negotiations, commitments, agreements and writings with respect to the subject matter hereof, all such other negotiations, commitments, agreements and writings shall have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing shall have no further rights or obligations thereunder, it being understood and agreed that nothing herein shall adversely affect the terms of any equity-based or other compensation awards outstanding immediately prior to the Effective Date.

The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties. The following Exhibits, if any, have been made a part of this Lease before the parties' execution hereof.

Signed this 27th day of August 2018.

Lessor:

Alan Pitts
PO BOX 2312
Abilene, TX 79604
325-518-5483
mjapitts@gmail.com

Mikaela Allmand
PO BOX 2312
Abilene, TX 79604
325-338-4760
mjapitts@gmail.com

Tenant:

Annette Weir

Hard Rock Solutions, LLC
PO Box 1656 Vernal, UT 84078
435-791-4880
annette@teamsdp.com

INT: AP INT: MA

INT: AM INT: ____